Exhibit 10.6

FIRST AMENDMENT

TO THE

MIVA, INC. (FKA FINDWHAT.COM, INC.)

1999 STOCK INCENTIVE PLAN

Background Information

A.            Miva, Inc. (the “Company”) maintains the MIVA, Inc. (fka FindWhat.com, Inc.) 1999 Stock Incentive Plan, as amended on December 15, 2003 (the “Plan”).

B.            The United States Treasury Department issued final regulations that mandate Plan amendments with respect to Internal Revenue Code Section 409A.

C.            The Company has the power to amend and modify the Plan pursuant to Section 10 thereof.

D.            The Company desires to amend the Plan to bring the Plan into compliance with Internal Revenue Code Section 409A.

Plan Amendment

The amendments set forth below shall be effective January 1, 2009.

1.             The following Section 12(m) is added to the Plan:

“This plan will be administered in such a manner so that awards are either exempt from, or compliant with, Section 409A of the Code.”

2.             The remainder of the Plan shall remain unchanged.

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The Company has caused this First Amendment to the FindWhat.com, Inc. 1999 Stock Incentive Plan, as amended on December 15, 2003 to be executed on its behalf, by its officer duly authorized, this 18th day of December, 2008.

Miva, Inc.

By:	John Pisaris

Its:	General Counsel and Secretary